UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2007

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 10, 2007, the Board of Directors of Cascade Microtech, Inc. (the “Company”) approved annual salaries for the Company’s executive officers effective as of September 1, 2007 as follows:

Name	Title	Annual Salary
Eric Strid	President and Chief Executive Officer	$221,000
Steve Sipowicz	Vice President and Chief Financial Officer	$178,600
John Pence	Vice President Engineering Products	$252,200
Willis Damkroger	Vice President Production Products	$162,000

On August 10, 2007, the Board of Directors of the Company approved the Executive Compensation Plan for the six-month period ending December 31, 2007 (the “Executive Compensation Plan”). The Executive Compensation Plan establishes target bonus levels for each participant and will be paid based on the achievement of certain goals. A copy of the Executive Compensation Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On August 16, 2007, the Company issued a press release announcing a planned succession and search for a new Chief Executive Officer. Eric Strid, the Company’s Chairman, President and Chief Executive Officer, will transition to the position of Chairman and Chief Technical Officer upon the selection and appointment of a new President and Chief Executive Officer.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Executive Compensation Plan for the Six-Month Period Ending December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 16, 2007.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Steven Sipowicz
Steven Sipowicz
Vice President and Chief Financial Officer